EXHIBIT 16.1


                              Roy A. Cohen, C.P.A.


                                January 29, 2001



Securities and Exchange Commission
Washington, DC   20549

     I was previously the independent accountant for Meditech Pharmaceuticals, Inc., and on August 18, 2000, I reported on the consolidated financial statements of Meditech Pharmaceuticals, Inc. as of and for the three years ended May 31, 2000. On September 6, 2000, I was replaced as the independent accountant of Meditech Pharmaceuticals, Inc.

     I have read Meditech Pharmaceuticals, Inc.'s statements included under Item 5 of its Form 8-K/A dated January 29, 2000, and I agree with such statements.



                                                   /s/ Roy A. Cohen, C.P.A.
                                                   ------------------------
                                                   Roy A. Cohen, C.P.A.


Santa Rosa, California
January 29, 2001